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                                                                EXHIBIT 5.1


                            [BUTZEL LONG LETTERHEAD]


                                 Detroit Office
                                  June 24, 1998


Complete Business Solutions, Inc.
32605 West Twelve Mile Road, Suite 250
Farmington Hills, Michigan 48344

             RE: REGISTRATION STATEMENT ON FORM S-8 FOR COMPLETE BUSINESS SOLUTIONS, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

         You have requested our opinion in connection with the above-captioned Registration Statement on Form S-8 to be filed by Complete Business Solutions, Inc., a Michigan corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of up to 1,000,000 shares (the "Shares") of the Company's, no par value common stock (the "Common Stock"), that may be issued from time to time pursuant to the Complete Business Solutions, Inc. 1997 Employee Stock Purchase Plan (the "Plan").

         We have examined such records and documents relating to the incorporation of the Company and to the authorization and issuance of Shares under the Plan and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all

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documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. For purposes of this opinion, we have assumed that, at the Special Meeting of Shareholders to be held on July 22, 1998, the Company's Shareholders shall have approved the CBSI Share Proposal described in the Notice of Special Meeting of Shareholders and Joint Proxy/Prospectus dated June 12, 1998.

         Based upon such examination and subject to the foregoing, it is our opinion that the Common Stock will be duly authorized and, when issued in accordance with the terms and conditions of the Plan will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         This opinion is based upon currently existing statutes, rules and regulations and we are not obligated to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company's Registration Statement on Form S-8. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.


                                Very truly yours,

                                /s/ Butzel Long

                                   BUTZEL LONG